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                                                                  EXHIBIT (h)(1)

                            ADMINISTRATION AGREEMENT

         THIS AGREEMENT is made as of August 1, 2001, by and between LINDNER INVESTMENTS, a Massachusetts business trust (the "Trust"), and LINDNER ASSET MANAGEMENT, INC., a Michigan corporation ("Lindner Management").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interests ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust desires Lindner Management to provide, and Lindner Management is willing to provide, management and administrative services to each series listed on Schedule A (as amended from time to time) (the "Funds") to this Agreement;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and Lindner Management hereby agree as follows:

         1. Retention of Lindner Management. Effective August 1, 2001, the Trust hereby retains Lindner Management to furnish the management and administrative services described in Section 2 below. Lindner Management hereby accepts such employment to perform the duties set forth below. Lindner Management shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust.

         2. Administrative and Accounting Services. Lindner Management shall perform, or supervise the performance by others of, administrative services in connection with the operations of the Fund, and, on behalf of the Trust, will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Fund's operations. Lindner Management shall provide the Trustees of the Trust with such reports regarding investment performance and compliance with investment policies and applicable laws, rules and regulations as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or subadviser of its responsibilities.

         Lindner Management shall provide the Trust with administrative services, regulatory reporting, all necessary office space, equipment, personnel, compensation and facilities (including facilities for meetings of shareholders and Trustees') for handling the affairs of the Fund and such other services as the Trustees may, from time to time, reasonably request and Lindner Management shall, from time to time, reasonably determine to be necessary to perform its obligations under this Agreement.



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         Without limiting the generality of the foregoing, Lindner Management shall:

              (a) calculate contractual expenses and control all disbursements for the Funds, and as appropriate compute the yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighed maturity for the Funds;

              (b) assist counsel with the preparation of prospectuses, statements of additional information, registration statements, and proxy materials for the Funds;

              (c) prepare such reports, applications and documents (including reports regarding the sale and redemption of shares as may be required in order to comply with Federal and state securities law) as may be necessary or desirable to register the Trust's shares with state securities authorities, monitor sale of the Trust's Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Trust and the Trust's Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the Trust's Shares with state securities authorities to enable the Trust to make a continuous offering of the Trust's Shares;

              (d) develop and prepare communications to shareholders, including the annual report to shareholders, coordinate mailing prospectuses, notices, proxy statements, proxies and other reports to shareholders of the Funds, and supervise and facilitate the solicitation of proxies for all shareholder meetings of the Funds, including tabulation process for such shareholder meetings;

              (e) coordinate with counsel the preparation and negotiation of, and administer, contracts on behalf of the Funds with, among others, each Fund's investment adviser, subadviser, distributor, custodian, and transfer agent;

              (f) maintain each Fund's general ledger and prepare each Fund's financial statements, including expense accruals and payments, determine the net asset value of each Fund's assets and of each Fund's shares, and supervise the Trust's transfer agent with respect to the payment of dividends and other distributions to shareholders;

              (g) monitor trading compliance by the Trust and each Fund's employees and subadvisers;

              (h) coordinate and supervise the preparation and filing of each Fund's tax returns;

              (i) examine and review the operations and performance of the various organizations providing services to the Funds, including, without limitation, each Fund's investment adviser, investment sub-advisor, distributor, custodian, transfer agent, counsel and independent public accountants;



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              (j) assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate layout and printing of each Fund's semi-annual and annual reports to shareholders;

              (k) assist with the design, development, and operation of each Fund, including new portfolio and class investment objectives, policies and structure;

              (l) provide individuals acceptable to the Trustees for nomination, appointment, or election as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trustees;

              (m) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Trust's Board of Trustees;

              (n) monitor and advise the Trust on its registered investment company status under the Internal Revenue Code of 1986, as amended;

              (o) perform all administrative services and functions of the Trust to the extent administrative services and functions are not provided to the Trust pursuant to each Fund's investment advisory agreement, distribution agreement, custodian agreement and transfer agent agreement;

              (p) furnish advice and recommendations with respect to other aspects of the business and affairs of each Fund as the Trust and Lindner Management shall determine desirable;

              (q) prepare and file with the SEC the semi-annual report for each Fund on Form N-SAR and all required notices pursuant to Rule 24f-2;

              (r) assist the Trust's independent public accountants with the annual audit of the Trust's operations; and

              (s) assist in the training and oversight of third parties used to perform any of the services described herein.

         Lindner Management shall also be available, at its expense, to perform internal audit examinations no more frequently than once annually at the request of the Trust. In addition, Lindner Management will perform or oversee other services for the Trust as agreed from time to time, including, but not limited to mailing the annual and semi-annual reports to shareholders of the Funds; preparing an annual list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay Lindner Management's out-of-pocket expenses.


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         In the performance of its duties hereunder, Lindner Management will comply with the provisions of the Declaration of Trust and the Bylaws of the Trust, will safeguard and promote the welfare of the Trust, and will comply with the policies that the Trustees may from time to time reasonably determine; provided that such policies are not in conflict with this Agreement, the Trust's governing documents, or any applicable statutes or regulations.

         3.  Allocation of Charges and Expenses.

         (a) Lindner Management. Lindner Management shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. Lindner Management shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trust as well as all Trustees of the Trust who are affiliated persons of Lindner Management or any affiliated corporation of Lindner Management; provided, however, that unless otherwise specifically provided, Lindner Management shall not be obligated to pay the compensation of any employee of the Trust retained by the Trustees of the Trust to perform services on behalf of the Trust.

         (b) The Trust. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust not otherwise allocated herein, including, without limitation, organizational costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders of the Fund, all expenses incurred in connection with issuing and redeeming shares of the Funds, the costs of custodial services, the cost of initial and ongoing registration of the shares of the Funds under federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of Lindner Management or the investment adviser to the Trust or any affiliated corporation of Lindner Management or the Investment Adviser, the costs of Trustees' meetings, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Trust.

         4.  Compensation of Lindner Management.

         (a) Administration Fee. For the services to be rendered, the facilities furnished and the expenses assumed by Lindner Management pursuant to this Agreement, the Trust shall pay to Lindner Management compensation at an annual rate calculated daily and paid monthly equal to 0.10% of the total average daily net assets of all Funds. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Lindner Management's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Lindner Management's compensation for the preceding month shall be made promptly.

         (b) Compensation from Transactions. The Trust hereby authorizes any entity or person


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associated with Lindner Management which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 (the "1934 Act") and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

         (c) Survival of Compensation Rates. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         5. Activities of Lindner Management. The services of Lindner Management rendered to the Trust are not to be deemed to be exclusive. Lindner Management is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and Shareholders of the Trust are or may be or become interested in Lindner Management, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of Lindner Management and its counsel are or may be or become similarly interested in the Trust, and that Lindner Management may be or become interested in the Trust as a Shareholder or otherwise.

         6. Confidentiality. Lindner Management agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its prior, present or potential Shareholders and relative to Lindner Management and its prior, present or potential customers, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Lindner Management may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         7.  Representations, Warranties and Covenants.

         (a) In the event of equipment failures beyond Lindner Management's control, Lindner Management shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but shall have no liability with respect to such service interruptions if such reasonable steps are taken. Lindner Management shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         (b) Lindner Management undertakes to comply with all applicable requirements of the Securities Act of 1933, the 1934 Act, the 1940 Act and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Lindner Management hereunder.

         8. Effective Date; Term; Termination. This Agreement shall become effective with respect to the Funds on the date hereof and shall remain in full force until the second anniversary of



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the effective date set forth in Section 1, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to the Funds, but only as long as such continuance is specifically approved for the Funds at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for the Funds, Lindner Management may continue to serve in such capacity for the Funds in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

         This Agreement shall automatically terminate in the event of its assignment by Lindner Management, and may be terminated by the Board of Trustees of the Trust, by vote of a majority of the outstanding voting securities of the Trust, or by Lindner Management, at any time without cause and without the payment of any penalty on sixty (60) days' written notice by one party to the other party. This Agreement may also be terminated immediately, upon delivery of notice of termination and without the payment of any penalty, by the Trust in the event that the Board of Trustees determines that Cause for termination exists. The term "Cause" shall include, without limitation, (i) a material breach of this Agreement or other action or omission by Lindner Management which has or is likely to have a material and imminent adverse effect on each Fund or its shareholders, (ii) any other breach of this Agreement by Lindner Management which is not cured within twenty (20) business days after written notice of such breach from the Board of Trustees of the Trust, (iii) the insolvency or the filing of bankruptcy or reorganization proceedings by or against Lindner Management, or (iv) the conviction of Lindner Management or any director or executive officer of Lindner Management of a felony. The terms "assignment" and "majority of the outstanding voting securities" have the meanings set forth in the 1940 Act and the rules and regulations thereunder. Termination of this Agreement shall not affect the right of Lindner Management to receive payments on any unpaid balance of the compensation described in Section 4 earned prior to the effective date of such termination.

         9. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         10. Certain Records. Lindner Management shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by Lindner Management on behalf of the Trust shall be prepared and maintained at the expense of Lindner Management, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request. In case of any request or demand for the inspection of such records by another party, Lindner Management shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection.

         11. Definitions of Certain Terms. The terms "interested person" and "affiliated person", when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.



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         12. Notices. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, c/o Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202; and if to Lindner Management at 520 Lake Cook Road, Suite 381, Deerfield, Illinois 60015.

         13. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         15. Limitation of Trust Liability. The Declaration of Trust establishing Lindner Investments, dated July 19, 1993, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Lindner Investments" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Lindner Investments, shall be held to any personal liability, nor shall result be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Lindner Investments, but the Trust Estate only shall be liable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

LINDNER INVESTMENTS                 LINDNER ASSET MANAGEMENT, INC.


By: /S/ DOUG T. VALASSIS            By: /S/ ROBERT L. MILLER
    Doug T. Valassis, Chairman          Robert L. Miller, Vice President




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                                    EXHIBIT A
                                       TO
                            ADMINISTRATION AGREEMENT

            This Agreement shall apply to the Funds identified below:

                         Lindner Growth and Income Fund
                          Lindner Large-Cap Growth Fund
                          Lindner Small-Cap Growth Fund
                           Lindner Communications Fund
                           Lindner Market Neutral Fund
                      Lindner Government Money Market Fund



LINDNER INVESTMENTS


By: __________________________
Its: _________________________


LINDNER ASSET MANAGEMENT, INC.


By: __________________________
Its: _________________________


Dated:  ______________________



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